Exhibit 99.1

For more information, contact: James M. Otterberg Chief Financial Officer (336) 316-5424

Unifi Announces First Quarter 2016 Results

GREENSBORO, N.C., October 21, 2015 – Unifi, Inc. (NYSE: UFI) today released preliminary operating results for the first quarter ended September 27, 2015. Net income for the first quarter ended September 27, 2015 was $8.0 million, or $0.45 per basic share, compared to net income of $7.1 million, or $0.39 per basic share, for the prior year first quarter. The Company is reporting Adjusted Net Income of $8.1 million, or $0.45 of Adjusted EPS, for the first quarter of fiscal year 2016, compared to Adjusted Net Income of $6.8 million, or $0.37 of Adjusted EPS, for the prior year first quarter. These results reflect improved performance for the Company’s consolidated operations, along with a lower effective tax rate, and were achieved despite lower earnings from Parkdale America, LLC and the effects from the devaluation of the Brazilian Real.

Other highlights for the first quarter of fiscal year 2016 included:

●	Gross profit improved to $21.0 million, or 12.9% of net sales, from $20.5 million, or 11.6% of net sales, for the prior year comparable quarter;

●	Adjusted EBITDA of $15.4 million, an improvement from $14.0 million for the prior year first quarter; and

●	The repurchase of 179,026 shares of common stock for $5.4 million under our stock repurchase program.

Net sales were $162.2 million for the first quarter of fiscal year 2016 compared to $175.5 million for the prior year quarter, primarily due to the significant devaluation of the Brazilian Real and pricing declines due to lower raw material costs. However, the Company increased Operating Income by more than $2.0 million over the prior year comparable quarter due to the strong performance of its regional texturing business and premier value-added products, as well as margin improvement for our subsidiary in China. In addition, the Company had an increase in volumes for its Polyester Segment.

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Unifi Announces First Quarter 2016 Results – page 2

“We continue to see improvements in the areas of our business that we are supporting through strategic capital expenditures,” said Roger Berrier, President and Chief Operating Officer of Unifi. “The Company is supporting the growth of its premier value-added products with several capital investments, including the expansion of our existing REPREVE® Recycling Center and the construction of a plastic bottle processing plant scheduled to start-up in May 2016. We will also explore opportunities to meet increased demand in the NAFTA and CAFTA regions over the next 18 months. The region continues to grow at an average annual rate of approximately five percent and presents opportunities for us to grow our texturing operations.”

Cash and cash equivalents were $10.0 million as of September 27, 2015, flat compared to cash and cash equivalents as of June 28, 2015. Net debt (total debt less cash and cash equivalents) at September 27, 2015 was $118.3 million, compared to $94.1 million at June 28, 2015. The Company had $57.1 million of available borrowing capacity under its revolver.

Bill Jasper, Chairman and CEO of Unifi, added, “I am pleased with the Company’s operating results in the September quarter, indicative of the earnings momentum that continued into this fiscal year. Our commitment to mix enrichment, along with an ongoing focus on driving operational excellence throughout the organization, will help achieve further improvements in our domestic and international businesses over the next several quarters. We are committed to further expanding the global availability of our premier value-added products, profitably growing our business, and driving improvement in shareholder value.”

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Unifi Announces First Quarter 2016 Results – page 3

The Company will provide additional commentary regarding its first quarter results and other developments during its earnings conference call on October 22, 2015, at 8:30 a.m. Eastern Time. The call will be webcast live at http://investor.unifi.com/, will be available for replay approximately two hours after the live event, and will be archived for approximately twelve months. Additional supporting materials and information related to the call, as well as the Company's financial results for the September 2015 quarter, will also be available at http://investor.unifi.com/.

Unifi, Inc. (NYSE: UFI) is a multi-national manufacturing company that produces and sells textured and other processed yarns designed to meet customer specifications, and premier value-added (“PVA”) yarns with enhanced performance characteristics. Unifi maintains one of the textile industry’s most comprehensive polyester and nylon product offerings. Unifi enhances demand for its products, and helps others in creating a more effective textile industry supply chain, through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages. In addition to its flagship REPREVE® products – a family of eco-friendly yarns made from recycled materials – key Unifi brands include: SORBTEK®, REFLEXX®, aio® - all-in-one performance yarns, SATURA®, AUGUSTA® A.M.Y.®, MYNX® UV, and MICROVISTA®. Unifi's yarns are readily found in the products of major brands in the apparel, hosiery, automotive, home furnishings, industrial and other end use markets. For more information about Unifi, visit www.unifi.com; to learn more about REPREVE®, visit www.repreve.com.

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Financial Statements and Reconciliations to Adjusted Results to Follow

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Unifi Announces First Quarter 2016 Results – page 4

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(amounts in thousands, except share and per share amounts)

	September 27, 2015	June 28, 2015
ASSETS
Cash and cash equivalents	$9,954	$10,013
Receivables, net	84,960	83,863
Inventories	112,778	111,615
Income taxes receivable	201	1,451
Deferred income taxes	2,153	2,383
Other current assets	3,597	6,022
Total current assets	213,643	215,347

Property, plant and equipment, net	149,275	136,222
Deferred income taxes	914	1,539
Intangible assets, net	4,963	5,388
Investments in unconsolidated affiliates	114,448	113,901
Other non-current assets	4,054	3,975
Total assets	$487,297	$476,372

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$42,398	$45,023
Accrued expenses	13,648	16,640
Income taxes payable	1,437	676
Current portion of long-term debt	14,515	12,385
Total current liabilities	71,998	74,724
Long-term debt	113,710	91,725
Other long-term liabilities	10,443	10,740
Deferred income taxes	89	90
Total liabilities	196,240	177,279
Commitments and contingencies

Common stock, $0.10 par value (500,000,000 shares authorized, 17,833,722 and 18,007,749 shares outstanding)	1,783	1,801
Capital in excess of par value	44,373	44,261
Retained earnings	281,378	278,331
Accumulated other comprehensive loss	(38,317)	(26,899)
Total Unifi, Inc. shareholders’ equity	289,217	297,494
Non-controlling interest	1,840	1,599
Total shareholders’ equity	291,057	299,093
Total liabilities and shareholders’ equity	$487,297	$476,372

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Unifi Announces First Quarter 2016 Results – page 5

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(amounts in thousands, except per share amounts)

	For The Three Months Ended
	September 27, 2015	September 28, 2014
Net sales	$162,165	$175,561
Cost of sales	141,181	155,111
Gross profit	20,984	20,450
Selling, general and administrative expenses	10,830	11,649
Provision for bad debts	613	584
Other operating (income) expense, net	(146)	600
Operating income	9,687	7,617

Interest income	(163)	(317)
Interest expense	984	819
Equity in earnings of unconsolidated affiliates	(2,860)	(3,721)
Income before income taxes	11,726	10,836
Provision for income taxes	3,940	4,161
Net income including non-controlling interest	7,786	6,675
Less: net (loss) attributable to non-controlling interest	(239)	(402)
Net income attributable to Unifi, Inc.	$8,025	$7,077

Net income attributable to Unifi, Inc. per common share:
Basic	$0.45	$0.39
Diluted	$0.43	$0.37

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Unifi Announces First Quarter 2016 Results – page 6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(amounts in thousands)

	For The Three Months Ended
	September 27, 2015	September 28, 2014
Cash and cash equivalents at beginning of year	$10,013	$15,907
Operating activities:
Net income including non-controlling interest	7,786	6,675
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(2,860)	(3,721)
Distributions received from unconsolidated affiliates	1,947	—
Depreciation and amortization expense	4,383	4,492
Non-cash compensation expense	284	625
Deferred income taxes	498	(912)
Other, net	170	134
Changes in assets and liabilities:
Receivables, net	(4,276)	(667)
Inventories	(6,298)	(3,209)
Other current assets and income taxes receivable	1,788	508
Accounts payable and accrued expenses	(3,474)	(5,346)
Income taxes payable	839	1,523
Net cash provided by operating activities	787	102

Investing activities:
Capital expenditures	(15,875)	(7,383)
Proceeds from sale of assets	2,088	22
Other, net	(347)	(16)
Net cash used in investing activities	(14,134)	(7,377)

Financing activities:
Proceeds from revolving credit facilities	53,200	45,600
Payments on revolving credit facilities	(30,200)	(55,300)
Proceeds from term loan	—	22,000
Payment on term loan	(2,250)	—
Payments on capital lease obligations	(924)	(208)
Common stock repurchased and retired under publicly announced programs	(5,439)	(4,160)
Proceeds from stock option exercises	60	—
Contributions from non-controlling interest	480	720
Other	(471)	(461)
Net cash provided by financing activities	14,456	8,191

Effect of exchange rate changes on cash and cash equivalents	(1,168)	(1,031)
Net decrease in cash and cash equivalents	(59)	(115)
Cash and cash equivalents at end of period	$9,954	$15,792

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Unifi Announces First Quarter 2016 Results – page 7

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS (Unaudited)

(amounts in thousands)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income attributable to Unifi, Inc. to EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are as follows:

	For the Three Months Ended
	September 27, 2015	September 28, 2014
Net income attributable to Unifi, Inc.	$8,025	$7,077
Interest expense, net	821	502
Provision for income taxes	3,940	4,161
Depreciation and amortization expense	4,241	4,341
EBITDA	17,027	16,081

Non-cash compensation expense	284	625
Other	35	745
Adjusted EBITDA Including Equity Affiliates	17,346	17,451

Equity in earnings of Parkdale America, LLC	(1,965)	(3,404)
Adjusted EBITDA (1)	$15,381	$14,047

(1) Adjusted EBITDA, for the periods shown, includes the Company's portion of income (loss) before income taxes for Repreve Renewables, LLC and equity in earnings of the Company's nylon joint ventures.

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Unifi Announces First Quarter 2016 Results – page 8

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS (Unaudited) (Continued)

(amounts in thousands, except per share amounts)

The reconciliations of Income before income taxes, Net income attributable to Unifi, Inc. (“Net Income”) and Basic Earnings Per Share (“EPS”) to Adjusted EPS are as follows:

	For the Three Months Ended September 27, 2015			For the Three Months Ended September 28, 2014
	Income Before Income Taxes	Net Income	Basic EPS	Income Before Income Taxes	Net Income	Basic EPS
GAAP results	$11,726	$8,025	$0.45	$10,836	$7,077	$0.39
Bargain purchase gain for an equity affiliate	—	—	—	(1,122)	(690)	(0.03)
Change in specific tax valuation allowances	—	—	—	—	294	0.01
Change in uncertain tax positions	—	72	—	—	23	—
Net (gain) loss on sale or disposal of assets	(64)	(39)	—	141	52	—
Adjusted results (1) (2)	$11,662	$8,058	$0.45	$9,855	$6,756	$0.37

(1)

Adjusted Net Income represents Net income attributable to Unifi, Inc. calculated under GAAP, adjusted for the approximate after-tax impact of certain events or transactions referenced in the reconciliation which management believes do not reflect the ongoing operations and performance of the Company.

(2)	Adjusted EPS represents Adjusted Net Income divided by the Company’s basic weighted average common shares outstanding.

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Unifi Announces First Quarter 2016 Results – page 9

NON-GAAP FINANCIAL MEASURES

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors. These non-GAAP financial measures include, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS.

EBITDA represents Net income or loss attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense. Adjusted EBITDA Including Equity Affiliates represents EBITDA adjusted to exclude non-cash compensation expense, losses on extinguishment of debt and certain other adjustments. Such other adjustments include restructuring charges and start-up costs, gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, and other operating or non-operating income or expense items necessary to understand and compare the underlying results of the Company. Adjusted EBITDA represents Adjusted EBITDA Including Equity Affiliates adjusted to exclude equity in earnings of Parkdale America, LLC.

Adjusted Net Income excludes certain amounts which management believes do not reflect the ongoing operations and performance of the Company. Adjusted Net Income represents Net income attributable to Unifi, Inc. calculated under GAAP, adjusted to exclude the approximate after-tax impact of certain income or expense items (as well as specific impacts to the provision for income taxes) necessary to understand and compare the underlying results of the Company. Such amounts are excluded from Adjusted Net Income in order to better reflect the Company’s underlying operations and performance.

Adjusted EPS represents Adjusted Net Income divided by the Company’s basic weighted average common shares outstanding.

EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are alternative views of performance used by management, and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures. We believe that the use of EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. The Company may, from time to time, change the items included within Adjusted EBITDA, Adjusted Net Income and Adjusted EPS.

Management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

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Unifi Announces First Quarter 2016 Results – page 10

We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges. Equity in earnings of Parkdale America, LLC is excluded because such earnings do not reflect our operating performance. The other items excluded from Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are excluded in order to better reflect the performance of our continuing operations.

In evaluating EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, you should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are not determined in accordance with GAAP and should not be considered as substitutes for net income, operating income, earnings per share or any other performance measures determined in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Each of our EBITDA, Adjusted EBITDA Including Equity Affiliates, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●     it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

●     it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

●     it does not reflect changes in, or cash requirements for, our working capital needs;

●     it does not reflect the cash requirements necessary to make payments on our debt;

●     it does not reflect our future requirements for capital expenditures or contractual commitments;

●     it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

●     other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

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Unifi Announces First Quarter 2016 Results – page 11

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive,” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements. These statements are not statements of historical fact; they involve risk and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of worldwide competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, such as recession and other economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; the continuity of the Company’s leadership; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic initiatives; availability of and access to credit on reasonable terms; changes in currency exchange, interest and inflation rates; the ability to reduce production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities law. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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